EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253889-01 on Form S-3 and Registration Statement Nos. 333-46161 and 333-158774 on Form S-8 of our reports dated February 27, 2024, relating to the financial statements of Arizona Public Service Company and the effectiveness of Arizona Public Service Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tempe, Arizona
February 27, 2024